                                                                    EXHIBIT 10.8


                                LEASE AGREEMENT

     This Lease Agreement is made and entered into on this ____ day of _________, 1995, by and between John A. Kramer, Sr., Trustee, Helen M. Kramer, Elizabeth Thatcher Brooks and Betty Bennett, Executrix of the estate of John David Kramer, the interest of each in and to the Leased Premises being hereinafter more particularly set forth in the legal description attached hereto as Exhibit "A" and incorporated herein; all of whom are hereinafter referred to collectively as "Lessor", and Fitzgeralds Las Vegas, Inc., a Nevada corporation, hereinafter referred to as "Lessee":

                                       I
                                    RECITALS

     1. Lessor is owner of fee simple title in and to certain land located on Fremont Street in Las Vegas, Nevada, the legal description of which land is set forth more particularly on Exhibit "A" attached hereto, incorporated herein by reference and made a part hereof for all purposes (the "Land").

     2. Lessee intends to lease from Lessor land and improvements subject to existing covenants, conditions, reservations and rights of way of record upon which Lessee intends to construct a building or buildings, (hereinafter "Building").

     3. the "Leased Premises" shall be and mean the Land and air space and subsurface of the Land; the building and improvements presently located on the Land ("Existing Building") and any replacements thereof following its demolition; the right to construct and maintain on and within the Land any columns, supports and foundations necessary to support the proposed Building; further, the right to tie in and fully integrate with a building on contiguous property so as to provide, as the case may be, a building and garage situated upon several contiguous lots, with provision for access suitable to the use of that improvement upon the Leased Premises, and during the term of this Lease and any renewal thereof, if any there be, an easement to maintain on the Land the columns, supports and foundations for the support of the Building or portion thereof to be erected and maintained on the Leased Premises.

     4. Each exhibit referred to herein shall be initialed by the signing parties, numbered and attached to this Lease and shall then become a part hereof.

                                       II
                                      TERM

     In consideration of the Promises, of the rents hereinafter reserved, and of the covenants hereinafter provided, Lessor does hereby demise and let to Lessee the Leased Premises above described, to have and to hold the same with all rights, privileges, easements and appurtenances thereunto attaching and belonging unto Lessee, including but not limited to those specifically provided herein, for and during the term of eighty-two (82) years and ____ months commencing on the ____ day of ___________, 1995 and expiring on the 31st day of August, 2077, A.D.

                                      III
                                     RENTAL

     1. Lessee covenants, promises and agrees to pay to as basic rent, without abatement, deduction or offset for said Leased Premises the total sum of One Hundred Seven Thousand Two Hundred and Fifty Dollars ($107,250.00) per year payable in basic monthly installments of Eight Thousand Nine Hundred Thirty Seven and 50/100 Dollars ($8,937.50) per month (hereinafter referred to as the "minimum monthly rent").

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All rent payments shall become due and payable in advance on the first day of each and every month and shall be paid on or before the fifteenth day of each and every month, commencing on ___________, 1995, and on the first day of each succeeding calendar month in advance until all rents herein reserved have been fully paid. All rents shall be payable in lawful money of the United States of America at Las Vegas, Nevada, or such other place as Lessors may from time to time designate upon thirty (30) days previous written notice to Lessee.

     Lessor and Lessee agree that the above rent shall be subject to adjustment in accordance with the provisions of the succeeding paragraph (2).

     2. Lessee shall, at all times during the term of this Lease, pay the monthly rental as provided in the terms of this Lease, and such rental shall be, and continue to be, the minimum basic monthly rental paid by Lessee to Lessors hereunder, irrespective any change of economic conditions in the United States and/or the State of Nevada; provided, however, that such minimum basic monthly rental shall be increased, but not decreased below the original basic rental of Eight Thousand Nine Hundred Thirty Seven and 50/100 Dollars ($8,937.50) per month, under the following circumstances and conditions:

     The minimum monthly rent shall be adjusted upward or downward, but will never be less than the initial minimum rent, on the anniversary date beginning in the year 2000 and at the end of each thirty (30) month period following thereafter, (the "Adjustment Date") based on the following computation:

     The basis for computing the adjustment is the Consumer Price Index for the month of ___________, 1995 (the "Index Date") as shown in the Consumer Price Index (CPI-U for all Urban Consumers Los Angeles, Long Beach, Anaheim) based on the year 1982-84 = 100 as published by the U.S. Department of Labor's Bureau of Labor Statistics. The base figure for the index date is ____.

     The index for the first adjustment date shall be computed as a percentage of the base figure. For example, assuming the base figure on the index date is 110 and the index figure on the adjustment date is 121, the percentage to be applied is 121/110 = 1.10 = 100 percent. That percentage shall be applied to the initial minimum $8,937.50 net rent. In no case shall the minimum monthly rent be less than the initial minimum monthly rent.

     The index for the adjustment date shall be the one reported, in the month previous to each adjustment date, in the U.S. Department of Labor's newest comprehensive official index then in use and most nearly answering the foregoing description from the base year 1982-1984 = 100 used for the base figure above, the base figure used for calculating the adjustment percentage shall first be converted under a formula supplied by the Bureau.

     If the described index shall no longer be published, another generally recognized as authoritative shall be substituted by agreement of the parties. If they are unable to agree within ten (10) days after demand by either party, the substitute index shall, on application of either party, be selected by the chief officer of the San Francisco regional office of the Bureau of Labor Statistics or its successor.

     3. It is the intention of these parties that the Lessor shall receive the rents herein reserved, and all sums which shall or may become payable hereunder by the Lessee under any contingency shall be free from all taxes, charges, expenses, damages, and deductions of every kind or sort whatsoever, and the Lessee shall and will, and hereby agrees to, pay all such as additional rent and such other sums which, except for this Lease, would have been charged against the property and payable by Lessor. The Lessee, however, shall not be under any obligation to pay any income, gift, estate, inheritance, transfer, state or succession tax, which Lessor may be required to pay by reason of any existing law or any law which may hereafter be enacted.

     4. If Lessee shall default in making any payment aside from rent required to be made by Lessee, or shall default in performing any term, covenant, or condition of this Lease on the part of Lessee to be performed, which shall involve the expenditure of any money by Lessee, and which shall remain uncured for a period of fifteen (15) days following the mailing of or giving of written notice by Lessor to Lessee, Lessor, at Lessor's option may, but shall not be obligated to make such payment, or, on behalf of Lessee, expend such sums as may be necessary to perform and fulfill such terms, covenants, or conditions, and any and all sums so expended by Lessor, with interest thereon at the rate of ten percent (10%) per annum from the date of such expenditure, shall be and be deemed to be additional rent, in addition to the fixed rent, and shall be repaid by Lessee to Lessor on demand, but no such payment or expenditure by Lessor shall be deemed a waiver of Lessee's default nor shall affect any other remedy of Lessor by reason of such default.

     5. In the event that federal, state or local laws and ordinances shall at any time during the term hereof be modified so as to constitute casino gaming an illegal activity, then and in that event only, the parties shall enter into negotiations for the purpose of agreeing upon a renegotiated rental. If the parties should be unable to agree upon such a rental within a period of ninety
(90) days, the matter shall either be referred to a board of arbitration, composed of qualified economists holding degrees of Ph.D. in economics, chosen under the rules of the American Arbitration Association, in order to fix a new rental consistent with then current economic value or this Lease shall be terminated in conformity with Article XII hereof. During the period of any rental negotiations under this Article III paragraph 5, or during any period of time required for arbitration under this Article III paragraph 5, the rental due shall be the basic rental referred to in Article III paragraph 1 hereof.

                                       IV
                           EASEMENTS AND RESERVATIONS

     As a part of the demise of the Lease Premises, Lessor hereby grants to Lessee such of the following easements and rights of use for the Land for the period of duration of the Lease:

     1. As easement of support of the proposed Building shall continue during the period of this Lease. It is further agreed that Lessee shall have the right to use the air space or subsurface of the Leased Premises at all times during the period of this Lease to construct a building in accordance with this Agreement, support same, and to have the use and enjoyment thereof, subject to the rights of Lessor as herein provided.

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     2. The covenants herein contained shall be deemed to run with the Land as a benefit to the Building and Land.

                                       V
                          CONSTRUCTION AND COMPLETION

     1. Lessee agrees to accept the premises in as is condition, except to the extent otherwise expressly provided herein in Article XIX. During the entire term hereof Lessor shall not be obligated to make any repairs or improvements to the Leased Premises. Lessee agrees to make all repairs during the term of this Lease necessary to keep the premises and any improvements placed thereon in good repair and safe condition.

     Any improvements existing on the property at the commencement of this Lease shall become Lessee's property and Lessee may use, sell, demolish, remove or otherwise dispose of the same to accommodate the new construction provided for below:

     Lessee, at its own expense, may:

          a. Construct buildings, make structural additions and alterations, repairs, replacements or improvements in or to the real property, provided that said alterations, improvements, structural changes or repairs shall be of such a nature as to enhance the value of the Leased Premises when made;

          b. All such additions, alterations, repairs and replacements to the real property and the fixtures permanently attached to said real property shall upon the termination of this Lease, by operation of law or otherwise, become the property of

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Lessors, and upon the termination of this Lease Lessee shall not remove any of said fixtures permanently attached to the real property unless so directed by Lessor.

          c. After Lessee has obtained a building permit from the City of Las Vegas for the construction of the building or buildings herein described, and before commencement of construction, Lessee shall furnish or shall require its contractor to furnish to Lessor payment and performance bonds with a surety company authorized to do business in the State of Nevada for the completion of such building or buildings, which bond shall inure to the benefit of the Lessor. The manner and form of the bond may name other beneficiaries; but shall be in sufficient amounts so as to protect the interests of Lessor.

          d. The Lessee shall comply with, and shall require all contractors to comply with, all federal, state and local laws and regulations pertaining to employment, conditions, and hours of employment in connection with the construction of the proposed Building on the Leased Premises. Should the Lessor be damaged as a result of the breach of the provisions of this paragraph, the Lessee shall pay to the Lessor the amount of any actual damages sustained.

          e. On the completion date, the Lessee shall deliver to the Lessor a copy of a recorded Notice of Completion, which shall state that all work has been completed in accordance with the plans and specifications.

          f. Within forty-five (45) days after the completion date, Lessee shall deliver to the Lessor a written certification that the time for filing mechanics' and

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materialmens' liens has expired, and that no mechanics' or materialmens' liens encumber the property.

                                       VI
                                   INSURANCE

     During the term hereof, Lessee shall, at Lessee's own cost and expense:

          a. Keep the Building constructed upon the Leased Premises, pursuant to the provisions hereof, and all alterations, changes, additions and improvements insured for the benefit of Lessor against loss or damage by fire (with extended coverage), in an amount equal to the full replacement value thereof, all policies of which shall provide that loss, if any, payable thereunder shall be first to the restoration of the premises, so long as Lessee, its successors or assigns elect to restore, and then to Lessor, Lessee and any lienholders as their respective interests may appear, and a copy of all such policies with evidence of the payment of the premiums thereon shall be delivered to Lessor. All said policies shall be placed with responsible companies authorized to do business in the State of Nevada and rated A, or better, in Best's Insurance Guide.

     During the construction phase of the term during which time there shall be no proprietary activities conducted by Lessee, Lessee shall secure and maintain a policy of suitable construction injury or death or property damage insurance having limits of liability in the amount of at least Five Million Dollars ($5,000,000) in respect to injuries to any one person, and the amount of at least Five Million Dollars ($5,000,000) in respect to any one accident or disaster, and at least Five Hundred Thousand Dollars ($500,000.00) for injury to property showing Lessor as additional insureds.

          b. At completion of the Building, and in any event prior to the occupancy of the structures by Lessee, Lessee shall provide, at its own sole cost and expense, and maintain in force during the entire term hereof for the benefit of Lessor, general accident, public liability and elevator insurance, fully protecting Lessor against any and all liability occasioned by accident or disaster having limits of liability in an amount that is usual and customary for similar structures and occupancies in the City of Las Vegas, Nevada, but in no event shall such limits of liability be lower than Five Million Dollars ($5,000,000) single limit. The insurance shall be reexamined by the parties from time to time but no less often than every five (5) years during the term hereof for the purpose of determining the limits of liability that are then usual and customary for such structures and such occupancies in the City of Las Vegas and the limits of liability for successive policies shall be adjusted in conformity therewith.

     Lessee may provide the insurance herein required under a general or master policy or policies which may apply to other properties adjacent to the Leased Premises; however, Lessor shall at all times appear as an additional insured thereunder.

          c. Lessee shall pay the premiums for renewal insurance when and as due and deliver to Lessor, certificates evidencing such insurance to be in force and effect with respect to insurance referred to in this Article and if such premium, or any of them, shall not be so paid and the certificates shall not be so delivered, Lessor may procure and/or pay for the same, and the amount so paid by Lessor, with interest thereon at the rate of twelve percent (12%) per annum for the date of payment, shall become due and payable by Lessee as additional rent with the next or any subsequent installment of

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fixed rent due after such payment by Lessor; it being expressly covenanted that payment by Lessor of any such premiums shall not be deemed to waive or release the default in the payment thereof by Lessee or the right of Lessor to take such action as may be permissible hereunder as in the case of default in the payment of fixed rent.

          d. Lessee shall not violate or permit to be violated any of the conditions or provisions of any of said policies, and Lessee shall so perform and satisfy the requirements of the companies writing such policies. All policies referred to in this paragraph shall have a provision that the Lessor will receive not less than a thirty (30) day notice of cancellation from the insurance company.

                                      VII
                              LESSOR NON-LIABILITY

     Lessor shall not in any event whatsoever be liable for any injury or damage to any person happening on or about the existing or proposed Building to be constructed upon the Leased Premises, or for any injury or damage to the proposed Building or the Leased Premises, or to any other person, firm, association or corporation on or about the Existing Building or the proposed Building. Lessee shall indemnify and save harmless Lessor from and against any and all liability and damages, and from and against any and all suits, claims and demands of every kind and nature, including reasonable counsel fees, by or on behalf of any person, firm, association injury or damage, however occurring, which shall or may happen on or about the Existing Building or the proposed Building or the Leased Premises, and from and against any matter or thing arising out of the condition, maintenance, repair, alteration, use, occupation, or operation or the Existing Building or the proposed Building.

                                      VIII
                                    DEFAULT

     If Lessee shall at any time default in the payment of any rental herein provided for or in the performance of any of Lessee's covenants, agreements or obligations hereunder, and if Lessee fails to pay such rent or any other fixed money obligations (monetary default) within thirty (30) days after receipt of written notice from Lessor, or fails to cure any other default (non-monetary default) (or commence to cure default and complete said cure within a reasonable time), within sixty (60) days after receipt by Lessee of written notice from Lessor, or should the Lessee make a general assignment for the benefit of creditors or file a voluntary petition in bankruptcy, or be adjudicated bankrupt or insolvent under the Federal Bankruptcy Act, or permit a receiver to be appointed to take possession of a substantial portion of its assets or of this leasehold, and such bankruptcy, insolvency or receivership proceeding not be dismissed within sixty (60) days or should the Lessee abandon the Leased Premises, then the Lessor may, either with or without notice or demand, and subject to the rights of any secured party:

          a. Declare said term ended and re-enter the Leased Premises or any part thereof, either with or without process of law, and expel and remove therefrom the Lessee or any or all parties occupying the same, using such force as may be necessary to do so, and repossess and enjoy the same without prejudice to any remedies that might be otherwise used for arrears of rent or other breach hereof; and Lessor may recover the worth at the time of such termination of the excess, if any, of

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the amount of rent reserved in this Lease for the remainder of the term over the then reasonable rental value of the Leased Premises for the remainder of the term; or

          b. Without declaring this Lease ended, may re-enter the Leased Premises and re-let the whole or any part thereof for the account of Lessee, and may collect said rent and apply it on the amount due from Lessee hereunder, less the expense of such reletting, including remodeling, the cost of removal of Lessee, reasonable attorney's fees and the recovery of the difference from Lessee.

     The Lessee shall not by any re-entry or other act be deemed to have terminated or accepted surrender of this Lease or the liability of the Lessee for the total rent hereunder or any installment thereof then due or thereafter accruing or for damages for said default.

                                       IX
                            REMEDIES - NONEXCLUSIVE

     The rights and remedies given to Lessor in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Lessor, shall be deemed to be an exclusion of any of the others herein or by law or equity provided.

                                       X
                              PRESUMPTIVE EVIDENCE

     In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of the existence of a charge being due if Lessor or Lessee shall produce a bill, notice or certificate of any public official entitled to give such bill, notice or certificate to the effect that such charge appears by writing and has not been paid.

                                       XI
                                  NO ABATEMENT

     No diminution of the amount of space used by Lessee for whatever cause including fire or destruction of the Building shall entitle Lessee to any reduction or abatement of fixed rent, or additional rent or other charges.

     In the event of partial or total destruction of the Building by fire or other casualty and the Lessee shall elect not to rebuild, Lessee shall nevertheless be responsible for payment of the balance of the rental herein reserved for the term hereof and the balance of insurance proceeds, if any, shall be distributed then to the Lessor, Lessee and any lienholder, in the manner provided in Article VI paragraph a hereof.

                                      XII
                            TERMINATION, RESTORATION

     On the last day of term hereof or the earlier termination thereof, Lessee shall peaceably and quietly leave, surrender and give up to Lessor the Leased Premises together with the proposed Building or any new building and all alterations, changes, additions and improvements which may have been made upon the Leased Premises (except furniture, furnishings, equipment and trade fixtures put in at the expense of Lessee), in thorough repair and good order and safe condition, ordinary wear and tear excepted, and Lessor shall accept the Leased Premises and any improvements located thereon without further obligation on the part of the Lessee. On said termination date, at the option of the Lessor, the easements provided for in Article IV paragraph 1 may be terminated by recordation in the real property records of the Clerk County, Nevada

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Recorder of a document signed by Lessor and properly acknowledged, terminating said easements.

     On or before said termination date, Lessee shall remove all of Lessee's personal property from the Leased Premises and Building, and all property not so removed shall be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor. Lessee shall pay to Lessor the cost incurred by Lessor in removing selling, storing, destroying or otherwise disposing of any such personal property; if the Leased Premises and proposed Building be not so surrendered, Lessee shall make good to Lessor all damage which Lessor shall suffer by reason thereof, and in addition shall indemnify Lessor from and against all claims made by any succeeding tenant against Lessor, founded upon delay by Lessee in delivering possession of the premises to such succeeding tenant, so far as such delay is occasioned by the failure of Lessee to surrender the premises.

                                      XIII
                                QUIET ENJOYMENT

     Lessor covenants that, if and so long as Lessee pays the fixed rent, and other charges reserved in this Lease, and performs all of the terms, covenants and conditions of this Lease on the part of Lessee to be performed, Lessee shall quietly enjoy the Leased Premises subject, however, to the terms of this Lease.

                                      XIV
                              DEFAULTS, NONWAIVER

     Any default in the payment of the rent or other charges, or any failure of Lessor to enforce the provisions of this Lease upon any default by Lessee, shall not be construed as creating a custom of deferring payment or modifying in any way the terms of this Lease, or as a waiver of Lessor's right to terminate this Lease as herein provided, or otherwise to enforce the provisions hereof for any subsequent default.

                                       XV
                                    GENERAL

     1. Words of any gender in this Lease shall be held to include any other gender and words in the singular number shall be held to include the plural in the sense so required.

     2. Whenever the Lessor's consent or approval to any act to be performed by the Lessee is required under the terms of this Lease, the Lessor agrees that its consent or approval will not be unreasonably withheld.

     3. In the event suit is brought to enforce any provision hereof, or any matter is submitted to arbitration hereunder, the prevailing party shall be entitled to reasonably attorney's fees as set by the court or arbitration panel.

     4. Lessee shall be entitled to take depreciation for federal and state income tax purposes on the proposed Building and any new buildings constructed under the terms and provisions of this Lease as a replacement thereof

                                      XVI
                                     TAXES

     1. The Lessee, in addition to the fixed rent provided for herein, shall pay all taxes and assessments, including special assessments, upon the Leased Premises, which are assessed during the lease term. All taxes assessed prior to, but payable in whole or in installments after, the lease term shall be adjusted and prorated, so that the Lessor shall pay its prorated share for the period prior to the lease term and the Lessee shall pay its prorated share for the lease term, which may come due subsequent to the lease term.

     2. The Lessee shall furnish to the Lessor at any time upon request of the Lessor, evidence reasonably satisfactory to Lessor that taxes have been paid to the appropriate taxing authority.

     3. Lessee shall have the right, subject to any restrictions which any leasehold mortgage may hereafter make, and at its sole cost and expense (in its own name or in the names of Lessor, or both, as it may deem appropriate) to contest in good faith the imposition or amount of any such tax assessment, or other charge payable by Lessee hereunder, and payment of same after final adjudication of the legality and amount of the same shall be a sufficient compliance with this covenant. If Lessee contests any taxes, assessments or charges, Lessee may withhold or defer payment, or pay under protest, but shall protect the Lessor and the Leased Premises from any lien by adequate surety bond or other appropriate security.

                                      XVII
                                  CONDEMNATION

     If, during the continuance of this Lease, any portion of the Leased Premises shall be appropriated for state or other public use, there shall be an appropriate abatement or reduction of rental on account of such appropriation of a part of said premises. Any compensation which may be awarded on account of any such appropriation of any part of said premises shall be fairly allocated between the fee and the leasehold estate in accordance with the damage or loss suffered by each, according to law and rules of practice usual in such cases, and such part of the award as may be fairly allocated to the leasehold estate shall be paid to Lessee and the balance shall be paid to Lessor. If the premises covered by this Lease be taken either in their entirety or such a substantial extent that, as a practical matter, the premises cannot be used for the purpose for which they are hereby leased, by virtue of eminent domain or for any public or quasi-public use or improvement, separate awards for damages to Lessor and Lessee shall be made in accordance with law and rules of practice usual in such cases, and each of the parties shall be entitled to receive and retain such awards as shall be made to it. If there shall be a leasehold mortgagee, however, the damage award the Lessee would receive shall be first applied in liquidation of the leasehold mortgage and the balance thereof shall be retained by Lessee. In such event, this Lease shall terminate and the rents herein provided for shall abate as of the physical taking of the Leased Premises. Such termination shall not affect the rights of the parties to the awards and both Lessor and Lessee shall have the right to contest and appeal any condemnation or award for their own account and at their own expense.

                                      XIX
                                   INDEMNITY

     1. The Lessor shall not be liable for any damage, nor shall this Lease be affected, nor shall there be an abatement in or of the rent, by reason of any failure of water supply, gas supply, or electrical current, unless such failure shall arise from or be due to negligence on the part of Lessor.

     2. The Lessor shall not be liable for any damage, nor shall this Lease be affected, nor shall there be any abatement in or of the rent by reason of any curtailment of or interference with light or other incorporeal hereditaments by anybody other than the Lessor or caused by operations by or for the city in the construction of any public or quasi-public works, nor by reason of any space taken to comply with any law, ordinance, or order of any governmental authority. The Lessor shall not be obligated to perform in any way, manner of form, under this Lease, or by virtue hereof, other than as specifically in this Lease set forth and provided.

     3. The Lessee covenants to indemnify and save harmless the Lessor against any and all claims arising from the conduct or management of or from any work or thing whatsoever done in or about the Leased Premises or any building or structure thereon or demolished and removed therefrom or the equipment thereof during said term, or arising during said term from any condition of any street or sidewalk adjoining the premises of any vaults, passageways or spaces therein or appurtenant thereto, or arising from any act or negligence of the Lessee or any of its agents, contractors or employees, or arising from any accident, injury or damage whatsoever, to any person or persons, or to the property of any person, persons, corporation or corporations, occurring during said term on, in, or about the Leased Premises or on or under the sidewalks in front thereof, of the lobby and common area, and from and against all costs, counsel fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against the Lessor by reason of any such claim, the Lessee on notice from the Lessor, shall resist and defend such action or proceeding by counsel satisfactory to the Lessor.

     4. The Lessee shall hold the Lessor harmless against any liability or loss including any and all claims or damages arising after the commencement of said Lease, and any orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to persons or property, or from loss of life sustained in or upon the demised property and the buildings and improvements thereon, or in or upon the sidewalks or curbs in front of or appurtenant thereto, by any person or persons whatsoever.

     5. Lessor expressly represents to the best of its knowledge that the property has not been used to store dispose of Hazardous Materials as defined below on, from, or affecting the aforedescribed real property in any manner which violates federal, sate or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials on, from or affecting the said property in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

     Lessor has not received a notice which has not been fully remedied, or become aware that Lessor may be a responsible party under currently applicable law as to Hazardous Materials that may have been disposed of by Lessor or its agents or employees, and Lessor is not aware of any underground storage tanks located on the said property.

     For purposes of this Agreement, "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USC Section 9601, et seq.), and Hazardous Materials Transportation Act, as amended (42 USC Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 USC Section 9601, et seq.) and in the regulations adopted and the publications promulgated pursuant thereto, or any other applicable federal, state or local government law, ordinance, rule or regulation.

     Lessor warrants and represents that there is no asbestos contained or present within the Building or any fixtures affixed thereto, and that there are no underground storage tanks in, on or about the property. Should said representation prove to be inaccurate and asbestos or underground tanks are discovered to exist in the Building, Lessor shall be responsible for the cost of removal of same from the premises and remediation of any damages attributable thereto.

     Lessee shall not allow a discharge of any kind or nature whatsoever of any hazardous material, hazardous wastes, hazardous substance or petroleum products or wastes as is now or may hereafter be defined in any federal, state or other governmental law, statute, regulation or ordinance. In addition to all other provisions of this Lease, Lessee agrees that it shall, as its sole cost and expense, comply with all laws, statutes, ordinances, rules and regulations of any governmental authority (agency) having jurisdiction thereof governing environmental matters, including, but not limited to, any discharge into the air, waterways, sewers, soil or groundwater of any hazardous material or hazardous waste.

     Lessor and its agents and representatives shall have access to the Leased Premises under Lessee's control or any occupant of the property claiming under the Lessee for the purposes of ascertaining the nature of the activities being conducted thereon and to determine the type, kind and quantity of all products, materials and substances brought onto the property or made or produced thereon.

     Lessor and its agents and representatives shall have the right, but not the duty, to take samples and quantities sufficient for scientific analysis of all products, by-products, materials and substances present on the Leased Premises including, but not limited to, samples of products, materials or substances brought onto or made or produced on the Leased Premises by the Lessee or any occupant claiming on the Leased Premises by the Lessee or any occupant claiming under Lessee or otherwise present on the Leased Premises.

     All of said sampling and testing shall be at Lessee's expense, but shall be performed no more often than once each lease year unless Lessor has a reasonable belief that a discharge has occurred. Should Lessee represent that no discharge has occurred, and should Lessor nonetheless proceed with sampling and testing which confirms Lessee's representations, such testing shall be at the expense of Lessor.

     If, upon analysis of any such samples, it is determined by either the agency or any outside firm or company retained by Lessor to perform said analysis, that the Lessee or any occupant of the Leased Property claiming under the Lessee is using the Leased Premises in violation of any environmental law, statute, ordinance, rule or regulations pertaining thereto, upon written notice by Lessor to Lessee or any occupant claiming under the Lessee, Lessor or any occupant of the Leased Premises claiming under the Lessee shall have thirty
(30) days from and after said notice to bring the use of the Leased Premises into full compliance with any applicable environmental law, statute, ordinance, rule or regulation and, in the event that Lessee, or any occupant claiming under Lessee fails to bring the use of the Leased Premises into full compliance thereof, Lessor shall have the right to immediately terminate this Lease in the event that the Lessee is in default or to terminate any sublease in the event that any occupant is in default and to evict the offending party from the Leased Premises.

     Lessee further agrees to indemnify Lessor against any and all liability resulting from a violation of any environmental law, statute, ordinance or rule or regulation pertaining thereto, as may now or hereafter be enacted, including, but not limited to a violation of the National Environmental Policy Act, 42 USC Section 4321 et seq., the Resource Conservation Recovery Act (RCPA) 42 USC Section 6901 et seq., the Comprehensive Environmental Response Compensation and Liability Act (CERCLA) 42 USC Section 6911, et seq., or any violation of regulations now in effect or hereafter promulgated by the

United States Environmental Protection Agency, or any other federal, state or local governmental authority, pursuant to the aforementioned acts, which violation occurs on or about the Leased Premises during the term of this Lease.

     Lessee further agrees to indemnify Lessor against any and all liability resulting from the aforementioned violation which occurs during the term of this Lease, even if said violations are not discovered until after the expiration date of this Lease. Any such liability shall include, but not be limited to, any costs, penalties, assessments, expenses or fees, including reasonable attorney's fees, incurred by the Lessor in connection with bringing the Leased Premises into full compliance with the applicable environmental laws, statutes, ordinances, rules and regulations and shall be paid for by the Lessee immediately upon demand, and in the event that Lessor is required to initiate legal action to enforce the provisions of this paragraph, Lessor shall be entitled in addition to said amounts, to recover its reasonable attorney's fees incurred in connection with the enforcement of this section and shall be entitled to such additional recoveries as may be granted in law or in equity. Lessee further agrees to incorporate the provisions of this paragraph into any sublease which it may enter into with any sublessee.

     Lessee shall, upon the written request of Lessor, supply Lessor with copies of all notices, reports, correspondence and submissions made by Lessee to the United States Environmental Protection Agency, the Nevada Environmental Protection Agency, the State Fire Marshall, the United States Occupational Safety and Health Administration or any other local, state or federal authority which required submission of any information concerning environmental matters or hazardous waste or substances pursuant to any applicable laws and regulations promulgated thereunder and with copies of all notices, reports, correspondence and submissions received by Lessee from any of such entities.

     At least six (6) months prior to the termination of this Lease, Lessee shall, at Lessee's own expense, conduct an environmental audit reasonably satisfactory to Lessor to insure that there has been no spill or discharge of a hazardous substance or waste at the Leased Premises and to ensure the integrity of any underground storage tanks installed and utilized by Lessee. Said environmental audit shall be supplied to Lessor at least thirty (30) days prior to the termination of this Lease. In the event the environmental audit indicates any hazardous waste or spill on the Leased Premises, or that any underground storage tank installed and utilized by Lessee has leaked or is leaking, Lessee shall undertake any and all actions at Lessee's own expense required by Lessor or any governmental entity in order to adequately clean up said spill or discharge and to ensure the integrity of any underground storage tanks and shall post a surety bond satisfactory to Lessor to ensure performance of the requisite clean up actions.

     The provisions of these paragraphs shall survive the expiration or earlier termination of the Lease. In addition to any and all other rights and remedies provided in this Lease, Lessee's failure to abide by the terms of this section shall constitute an event of default as defined herein, it being further provided that in addition to any and all other remedies provided in this Lease, Lessor may bring an action for injunction to cause Lessee to comply with the provisions of said sections.

                                       XX
                              COMPLIANCE WITH LAW

     Lessee shall perform, execute and fulfill during the term of this Lease, all applicable laws of the United States, all applicable laws of the State of Nevada, and all applicable ordinances of the city or county applicable to said Leased Premises and to the construction, remodeling or repairing of the proposed Building, and all ordinances and requirements imposed by the health, sanitary or police departments of the City of Las Vegas for the correction or abatement of any nuisance or nuisances in, upon or connected with the said Leased Premises during the term of Lease without expense to Lessor. Lessee further agrees to take good care of the Leased Premises above mentioned and of the proposed Building and improvements within the same, and of all fixtures, and suffer no waste, and at the expense of Lessee to keep said Leased Premises in good repair, keep the plumbing work, closets, pipes and fixtures belonging thereto in good repair and keep the water connections free from ice and other obstructions to the satisfaction of the police and other municipal authorities of the City of Las Vegas during the term of this Lease, and at the end or other termination of the term to deliver up the Leased Premises with all improvements thereon and therein in good order, natural wear and tear only excepted.

                                      XXI
                                   ASSIGNMENT

     Lessee shall not assign any interest in this Lease, except for subleases of less than all of the premises executed in the regular course of business of Lessee or its assignee, without first providing thirty (30) days' written notice containing a verified current financial statement of the proposed assignee to Lessor. Lessee shall have the right at any time to assign its interest under this Lease, so long as such written notice has been furnished Lessor and Lessor has raised no objection based on the financial situation of the proposed assignee provided, however, that in such event, and if the financial worth of the assignee shall be equal to or greater than that of Lessee, such assignment shall relieve Lessee of its obligations and duties under the terms and conditions of this Lease, and any assignee of this Lease shall expressly assume, and by reason of such assignment shall be considered as having assumed, all of the obligations and duties of Lessee hereunder as set forth and expressly agreed to in writing by Lessee, Lessor and assignee.

     Lessor shall have at all times the right to object in writing to any assignment within thirty (30) days of receipt of written notice from the Lessee of its intent to assign. Such objection shall only be based upon the fact that the net worth of the proposed assignee is inferior to that of Lessee or the then existing assignee. If such objection is made, the assignment shall not be effective until it can be established that the net worth of the proposed assignee is in fact equal to or greater than the Lessee or existing assignee.

                                      XXII
                     RIGHT TO MORTGAGE LEASEHOLD INTERESTS

     1. Lessee shall have the right to mortgage this Lease (such a mortgage being hereinafter called a "Leasehold Mortgage") and to assign, pledge or hypothecate the same as security for one or more mortgages provided that (i) no mortgagee or trustee, or anyone claiming by, through or under such mortgage or deed of trust shall by virtue thereof acquire any greater interest in the Leased Premises and in any building or improvements constituting a part thereof than Lessee then has under this Lease, and (ii) such mortgage or deed of trust shall be subject and subordinate to all of the conditions, covenants and obligations of this Lease and to Lessor's rights hereunder, except for any provisions thereof requiring any cash or other security for Lessee's performance of this Lease. The mortgagee or trustee in any such mortgage or deed of trust, and the holders or owners of the indebtedness secured by said mortgage or deed of trust, shall not become personally liable on the obligations of this Lease unless or until they or their successors or assigns shall become the owners of the leasehold estate created by this Lease. Lessee shall remain liable on all of its obligations hereunder notwithstanding any such mortgage or deed of trust, any default thereunder or any foreclosure thereof.

     2. As used herein the terms "mortgage" and "Leasehold Mortgage" also include a deed of trust or other security instrument and the terms "mortgagee" and "Leasehold Mortgagee" include the beneficiary under a deed of trust, the secured party under any other security agreement, and a person or entity which desires to make a loan to Lessee which is to be secured by the Leased Premises. As used herein, the term "foreclosure" shall include both judicial foreclosure and the exercise of a power of sale contained in a deed of trust.

     3. If Lessee mortgages this Lease in accordance with paragraph 1 above, and if a Leasehold Mortgagee shall have served on Lessor, by registered or certified mail, return receipt requested, before any default shall have occurred under this Lease, a true copy of such Leasehold Mortgage and a written notice specifying the name and address of such Leasehold Mortgagee, Lessor shall give to such Leasehold Mortgagee, at the address last furnished by such Leasehold Mortgagee, a copy of each notice of default by Lessee under this Lease at the same time as, and whenever, such notice of default shall thereafter be given by Lessor to Lessee. After Lessor shall have received a notice from the Leasehold Mortgagee pursuant to this paragraph 3, no notice of default from Lessor to Lessee shall be deemed to have been given to Lessee unless and until a copy thereof shall have been so given to the Leasehold Mortgagee.

     4. The Leasehold Mortgagee shall have the right to remedy any default under this Lease or cause the same to be remedied and Lessor shall accept such performance by or at the instance of such Leasehold Mortgagee with the same force and effect as if it had been performed by Lessee under this Lease. In order to allow a Leasehold Mortgagee to cure such defaults under this Lease, there shall be added to any grace period granted to Lessee by the terms of this Lease for curing any default (a) an additional thirty (30) days in case of default in payment of basic rent and any additional rent, and (b) an additional forty-five (45) days in the case of all other defaults, and such additional grace periods shall not begin to run until the later of (i) the expiration of any grace period granted to Lessee by the terms of this Lease for curing any default and (ii) the date upon which Lessor delivers to such Leasehold
Mortgagee a written notice of such default.

     5. Lessor shall not give or serve any notice of termination of this Lease upon Lessee without first delivering to any such Leasehold Mortgagee a written notice of

Lessor's intent to terminate this Lease and giving any such Leasehold Mortgagee sixty (60) days from the date it received such notice to institute foreclosure proceedings or such other proceedings as may be legally available to said Leasehold Mortgagee, and Lessor shall not thereafter give or serve notice of termination of this Lease if and so long as such Leasehold Mortgagee shall be acting to complete such foreclosure or other proceedings with diligence and continuity, provided any such Leasehold Mortgagee shall, within twenty (20) days after receiving such written notice from Lessor, (i) have cured any then existing monetary default, and (ii) be actively engaged in the curing of any then existing nonmonetary default which can be cured by such Leasehold Mortgagee, and provided that during all such times, except as set forth herein, any such Leasehold Mortgagee shall continue to (i) keep this Lease free from any monetary default and (ii) be actively engaged in the curing of any nonmonetary default under this Lease which can be cured by such Leasehold Mortgagee. Nothing contained herein shall require any Leasehold Mortgagee, as a condition to the exercise of its rights hereunder, to cure any default of Lessee which is not reasonably susceptible of being cured by such Leasehold Mortgagee.

     6. In the event this Lease is terminated prior to its stated expiration date, Lessor shall deliver written notice of such termination to any Leasehold Mortgagee within ten (10) days after the date this Lease is terminated. If a Leasehold Mortgagee delivers to Lessor, within thirty (30) days after receiving a notice of the termination of this Lease from Lessor, a written request to Lessor to enter into a new Lease of the Leased Premises, and if such written request is accompanied by payment of all amounts then due to Lessor under this Lease and by the curing of any other defaults under this Lease which are susceptible of being cured by the payment of money, Lessor shall enter into a new lease of the Leased Premises with the Leasehold Mortgagee for the remainder of the term of this Lease. Such new lease of the Leased Premises shall be effective as of the date this Lease is terminated and shall be at the basic rent and additional rent and upon the covenants, agreements, provisions and terms of this Lease.

     7. No Leasehold Mortgagee or holder of indebtedness under any mortgage, or purchaser at foreclosure sale thereunder, shall incur or be required to assume liability for the payment of rent under this Lease or for the performance of any Lessee's covenants and agreements contained herein, unless and until such Leasehold Mortgagee or holder of indebtedness shall have become the owner of the leasehold estate hereunder by foreclosure or by assignment in lieu of foreclosures, whereupon the liability of any such person shall be only such as may arise by operation of law by reason of privity of estate.

     8. The granting by Lessee of a Leasehold Mortgage pursuant to the terms and conditions of this Lease shall in no manner be construed to constitute a subordination of or agreement by Lessor to subordinate Lessor's reversionary interest in the Leased Premises.

     9. In addition to the foregoing rights, a Leasehold Mortgagee may, at any time permitted under its loan documents, foreclose or otherwise realize upon its lien on the leasehold estate created by this Lease and Lessor will recognize the person, firm or corporation acquiring the leasehold estate created by this Lease as the Lessee hereunder with all of the rights and estate of Lessee, provided such person, firm or corporation agrees to assume and be bound by all of the terms, covenants and conditions of this Lease.

     10. Notwithstanding any other provisions of this Lease, any sale of this Lease and of the leasehold estate created by this Lease in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignment or transfer of this Lease and of the leasehold estate created by this Lease in lieu of the foreclosure of any Leasehold Mortgage shall be deemed to be a permitted sale, transfer or assignment of this Lease and of the leasehold estate created by this Lease. Any Leasehold Mortgagee or other acquirer of the leasehold estate of Lessee pursuant to foreclosure, assignment in lieu of foreclosure of other proceedings may, upon acquiring Lessee's leasehold estate, without further consent of Lessor, sell and assign the leasehold estate on such terms and to such persons and organizations as are acceptable to such Leasehold Mortgagee or acquirer and thereafter be relieved of all obligations under this Lease, provided that such assignee has delivered to Lessor its written agreement to be bound by all of the provisions of this Lease.

     11. Lessor agrees from time to time to amend this Lease to the extent reasonably necessary to satisfy a prospective leasehold mortgagee provided such proposed amendments do not impose a lien or other rights on the reversionary interest of the Lessor or materially and adversely affects the rights of Lessor under the terms of the Lease. The reasonable expenses incurred by Lessor in considering the proposed amendment shall be paid by the Lessee.

     12. Lessor shall, without charge, at any time and from time to time hereafter, within thirty (30) days after written request from Lessee to do so, certify by written instrument, duly executed and acknowledged, to any leasehold mortgagee or purchaser, or proposed leasehold mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease, in accordance with its tenor; (c) as to the existence of any default hereunder; (d) as to the existence of any offsets, counterclaims or defense hereto on the part of Lessee; (e) as to the commencement and expiration dates of the term of this Lease; and (f) as to any other matters as may be reasonably so requested. Any such certificates may be relied upon by Lessee and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents or such certificate shall be binding on Lessor.

                                     XXIII
                             RIGHT OF FIRST REFUSAL

     Lessor shall not sell or assign its interest in and to the Leased Premises and its remainder therein without first offering such interest and remainder to the Lessee pursuant to the terms hereof. In the event Lessor receives a bona fide third party offer to purchase its interest and remainder in and to the Leased Premises, Lessor shall, prior to accepting such offer to purchase, notify Lessee as to the terms and conditions of such offer. Thereafter, and for a period of thirty (30) days after receipt of such notice, Lessee may, upon written notice to Lessor, elect to purchase such interest and remainder upon the same terms and conditions of such offer. In the event Lessee fails to elect to purchase Lessor's interest and remainder in and to the Leased Premises within said thirty day period, then Lessor may accept such bona fide offer on the terms and conditions no more favorable to Lessor than those noticed to Lessee at any time within six (6) months thereafter. Nothing in this paragraph shall restrain the right of the Lessor to transfer or assign its interest to a trustee, or to the beneficiaries of the trust of which it is trustee, or for the beneficiaries to transfer to each other as to third parties subject to the provisions of this paragraph, so long as said transfer or assignment is subject to the provisions regarding bona fide third party offers.

                                      XXIV
                                     ZONING

     It is mutually understood and agreed and warranted that the Land herein demised and leased is zoned by the City of Las Vegas as required for the building and improvements now located thereon, which warranty is a material and essential element in making this Lease, and that if such zoning were to be changed by the City of Las Vegas or other governing authority to prevent the construction of the said Building, then and in that event, Lessee shall, at its option, have the right to terminate this Lease, the Lease shall become null and void, and no rent for the remainder of the term of extension thereof as aforesaid shall become due to the Lessor, its legal representatives or assigns.

                                      XXV
                              PARTIES IN INTEREST

     It is further covenanted and agreed that all the expressions, terms, conditions, provisions, agreements and warranties herein shall extend to and be binding upon, or inure to the benefit of, as the case may be, each and every one of the heirs, executors, administrators and assigns of Lessor and Lessee, as if in every case expressed; and all the conditions, covenants and limitations of this Agreement shall be and they are hereby covenants running with the Land.

                                      XXVI
                                TIME OF ESSENCE

     Time is of the essence in the performance of this Lease.

                                     XXVII
                                    HEADINGS

     The descriptive headings of the provisions of this Lease are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                                     XXVIII
                              LEASE TO BE RECORDED

     A memorandum of this Lease shall be recorded.

                                     XXVIV
                                    NOTICES

     All notices hereunder shall be sent as follows:

LESSOR:        John A. Kramer, Sr. Trustee
               231 North Glenroy Place
               Los Angeles, California 90049

LESSEE:        Fitzgeralds Las Vegas, Inc.
               301 Fremont Street
               Las Vegas, Nevada 89101
               Attn: President

                                      XXVI
                            ATTORNEYS FEES AND COSTS

     The prevailing party in any arbitration or litigation shall be entitled to reasonable attorney's fees and costs from the losing party. In the event that either Lessor or Lessee shall, by reason of acts of omission or commission in violation of the terms of this Lease, or by any other reason arising out of the Lessor-Lessee relationship, be made a party to such litigation commenced by a person other than the parties hereto, then such party performing said act of suffering the same omission shall pay all costs, expenses and reasonable attorney's fees incurred by the other party which arise from or are in connection with such litigation.

                                     XXVII
                                 APPLICABLE LAW

     The laws of the State of Nevada shall govern the validity, construction and effect of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have subscribed their names this ____ day of ________, 1995; this indenture being executed in quadruplicate.

LESSOR:                                      LESSEE:

                                             Fitzgeralds Las Vegas, Inc.

/s/ John A. Kramer, Sr.                      By:
----------------------------                    -----------------------
John A. Kramer, Sr., Trustee                    President


/s/ Helen M. Kramer
----------------------------
Helen M. Kramer

/s/ Elizabeth Thatcher Brooks
-----------------------------
Elizabeth Thatcher Brooks



-----------------------------
Betty Bennett, Executrix of
the estate of John David Kramer




-----------------------------



-----------------------------



-----------------------------